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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ___________


                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                  ___________

        Date of Report (Date of earliest event reported):  June 10, 1997



                         TRUE NORTH COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




    Delaware                     1-5029                      36-1088161
 (State or other              (Commission)                (I.R.S. Employer
 jurisdiction of              File Number)               Identification No.)
  organization)


         101 East Erie Street
          Chicago, Illinois                                   60611-2897
(Address of principal executive offices)                      (Zip Code)

                                 (312) 425-6500
             (Registrant's telephone number, including area code:)


                                 Not Applicable
                        (Former name or former address,
                         if changed since last report.)

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Item 5.   Other Events.

          On or about June 10, 1997, certain of the transactions contemplated by the Agreement (the "Agreement"), dated as of May 19, 1997, among Publicis S.A., a societe anonyme organized and existing under the laws of France, Publicis Communication, a societe anonyme organized and existing under the laws of France ("Communication"), and Publicis.FCB Europe B.V., a company organized under the laws of the Netherlands ("PBV"), on the one hand, and the Registrant, FCB International, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("FCBI"), and True North Holding Netherlands B.V., a company organized under the laws of the Netherlands and a wholly owned subsidiary of FCBI ("TNBV"), on the other hand, and by that certain Share Repurchase and Share Exchange Agreement dated May 19, 1997, among FCBI, the Registrant, TNBV, Communication and PBV, were consummated (the "Closing"). The Agreement was filed as an exhibit to the Registrant's Current Report on Form 8-K dated May 19, 1997.

          Transactions consummated at the Closing included the following:

          (1) FCBI and TNBV transferred 49% of the outstanding share capital of PBV to Communication and PBV in exchange for (i) 142,627 newly issued shares of the capital stock of Communication, comprising 5.7% of the outstanding capital stock of Communication after giving effect to such issuance and (ii) the following: (1) 100% of the issued and outstanding share capital of the French advertising agency FCB S.A.; (2) 100% of the issued and outstanding share capital of the English advertising agency FCB Advertising Limited; (3) 83% of the issued and outstanding share capital of the Portuguese advertising agency FCB-Publicidade, Lda. (and TNBV separately purchased an additional 7% of the share capital of this company from a minority shareholder); and (4) the beneficial ownership of 2,000 shares of the Greek advertising agency GNOMI/FCB S.A., including the right to demand the transfer of legal title to such shares at any time;

          (2) FCBI sold its 17.48% interest in the partnership capital of the advertising agency Baums, Mang und Zimmermann Werbeagentur GmbH & Co, a German limited partnership, and its 25.10% interest in the share capital of Baums, Mang und Zimmermann Werbeagentur GmbH, a German company, to Publicis.FCB Communication GmbH, for an aggregate purchase price of 3,795,811 Deutsche marks (approximately $2.2 million at current exchange rates);

          (3) TNBV purchased all of the share capital of FCB Publicis Direct, a Belgian advertising agency, from PBV, for a purchase price of 19,479,000 Belgian francs (approximately $545,000 at current exchange rates); and

          (4) The Registrant and FCBI entered into agreements with Communication and Publicis Worldwide B.V., a company organized under the laws of the Netherlands ("PWBV"), pursuant to which FCBI has agreed to sell to PWBV the entire share capital of the Australian companies Venice Holdings Pty Limited (which, among other things, indirectly owns the entire share capital of the Australian advertising agency Mojo Partners Pty Limited) and True North Services Pty Limited (which owns, among other things, the entire share capital of the Australian company TN Media Pty Limited) and the entire issued share capital of the New Zealand advertising agency Mojo Partners Limited for an aggregate purchase price of $5.2 million.

          For additional information relating to the transactions contemplated by the Agreement and the Registrant's relationship with Communication, please refer to the Registrant's Report on Form 10-K for the year ended December 31, 1996.

Item 7.   Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10.1 Share Repurchase and Share Exchange Agreement dated May 19, 1997 among FCB International, Inc., a Delaware corporation, Registrant, True North Holding B.V., a company organized under the laws of the Netherlands, Publicis Communication, a societe anonyme organized and existing under the laws of France, and Publicis FCB Europe B.V., a company organized under the laws of the Netherlands.

Exhibit 10.2 Certificate of Correction Filed By True North Communications Inc. To Correct A Certain Error In The Restated Certificate Of Incorporation.

Exhibit 10.3 Amended and Restated Employment Agreement Between Bruce Mason and Registrant.

Exhibit 10.4  Employment Agreement Between J. Brendan Ryan and Registrant.

                                       2
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRUE NORTH COMMUNICATIONS INC.



DATE: June 25, 1997                        By: /s/ John J. Rezich
                                               ------------------------------
                                           Name:   John J. Rezich
                                           Title:  Vice President, Controller


                                       3
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                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.              Description
------------------------------------

10.1 Share Repurchase and Share Exchange Agreement dated May 19, 1997 among FCB International, Inc., a Delaware corporation, Registrant, True North Holding B.V., a company organized under the laws of the Netherlands, Publicis Communication, a societe anonyme organized and existing under the laws of France, and Publicis FCB Europe B.V., a company organized under the laws of the Netherlands.

10.2           Certificate of Correction Filed By True North Communications Inc.
               To Correct A Certain Error In The Restated Certificate Of Incorporation.

10.3           Amended and Restated Employment Agreement Between Bruce Mason and
               Registrant.

10.4           Employment Agreement Between J. Brendan Ryan and Registrant.